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                                                                   Exhibit 23(h)


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



        We have issued our report dated January 21, 1998, accompanying the combined financial statements of Coran Enterprises, Inc., dba A-1 Rents, and Monterey Bay Equipment Rental, Inc., appearing in the United Rentals, Inc. Report on Form 8-K dated December 24, 1998, which are incorporated by reference in this Registration Statement on Form S-3. We consent to the incorporation by reference in the Registration Statement and Prospectus of the aforementioned report and to the use of our name as it appears under the caption "Experts."


Grant Thorton LLP
San Jose, California
January 14, 1999